EXHIBIT 10.73

GUARANTY AND COLLATERAL AGREEMENT

dated as of November 24, 2003

among

PTEK HOLDINGS, INC.,

AMERICAN TELECONFERENCING SERVICES, LTD.,

XPEDITE SYSTEMS, INC.,

XPEDITE SYSTEMS WORLDWIDE, INC.,

PTEK SERVICES, INC.,

PREMIERE CONFERENCING NETWORKS, INC.

XPEDITE NETWORK SERVICES, INC.,

and

THE OTHER PARTIES HERETO,

as Obligors,

and

LASALLE BANK NATIONAL ASSOCIATION,

as the Agent

GUARANTY AND COLLATERAL AGREEMENT

THIS GUARANTY AND COLLATERAL AGREEMENT dated as of November 24, 2003 (this “Agreement”) is entered into among PTEK HOLDINGS, INC., a Georgia corporation (the “Company”), AMERICAN TELECONFERENCING SERVICES, LTD., a Missouri corporation (“ATS”), XPEDITE SYSTEMS, INC., a Delaware corporation (“Xpedite” and, together with the Company and ATS, collectively, the “Borrowers”), and each other Person signatory hereto as an Obligor (together with any other Person that becomes a party hereto as provided herein, the “Obligors” and each an “Obligor”) in favor of LASALLE BANK NATIONAL ASSOCIATION, as the Agent (in such capacity, the “Agent”) for all the Lenders party to the Credit Agreement (as hereafter defined).

The Lenders have severally agreed to extend credit to the Borrowers pursuant to the Credit Agreement. Each Borrower is affiliated with each other Obligor. The proceeds of credit extended under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to the other Obligors in connection with the operation of their respective businesses. The Borrowers and the other Obligors are engaged in interrelated businesses, and each Obligor will derive substantial direct and indirect benefit from extensions of credit under the Credit Agreement. It is a condition precedent to each Lender’s obligation to extend credit under the Credit Agreement that the Obligors shall have executed and delivered this Agreement to the Agent for the ratable benefit of all the Lenders.

In consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to extend credit thereunder, each Obligor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1 DEFINITIONS.

1.1 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, Goods, Health Care Insurance Receivables, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper.

1.2 When used herein the following terms shall have the following meanings:

Agreement has the meaning set forth in the preamble hereto.

Borrower Obligations means, collectively, with respect to each Borrower, all Obligations of such Borrower.

Capital Securities has the meaning set forth in the Credit Agreement.

Chattel Paper means all “chattel paper” (as such term is defined in the UCC) and, in any event, including with respect to any Obligor, all Electronic Chattel Paper and Tangible Chattel Paper.

Collateral means (a) all of the personal and fixture property now owned or at any time hereafter acquired by any Obligor or in which any Obligor now has or at any time in the future may acquire any right, title or interest, and wheresoever located, including all of each Obligor’s Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Health Care Insurance Receivable, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Supporting Obligations and Identified Claims, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to an Obligor, shall refer to such Obligor’s Collateral or the relevant part thereof.

Copyrights means all copyrights arising under the laws of the United States, any State thereof, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 5, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

Copyright Licenses means all written agreements naming any Obligor as licensor or licensee, including those listed on Schedule 5, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

Credit Agreement means the Credit Agreement of even date herewith originally among the Borrowers, certain financial institutions, as Lenders, the Agent, and Bank of America, N.A., as documentation agent, as amended, supplemented, restated or otherwise modified from time to time.

General Intangibles means all “general intangibles” (as such term is defined in the UCC) and, in any event, including with respect to any Obligor, all Payment Intangibles, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Obligor is a party or under which such Obligor has any right, title or interest or to which such Obligor or any property of such Obligor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Obligor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Obligor to damages arising thereunder and (c) all rights of such Obligor to perform and to exercise all remedies thereunder.

Guarantor Obligations means, collectively, with respect to each Guarantor, all Obligations of such Guarantor.

Guarantors means, collectively, all Obligors that are not also Borrowers, and Guarantor means any thereof.

Identified Claims means the Commercial Tort Claims described on Schedule 7 as such schedule shall be supplemented from time to time.

Intellectual Property means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Inter-Company Note means any promissory note evidencing loans made by any Obligor to any other Obligor.

Investment Property means the collective reference to (a) all “investment property” (as such term is defined in the UCC) (other than the equity interest of any foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” (as such term is defined in the UCC), and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

Issuers means the collective reference to each issuer of any Investment Property.

Paid in Full means (a) the payment in full in cash and performance of all Secured Obligations, (b) the termination of all Commitments and (c) either (i) the cancellation and return to the Agent of all Letters of Credit or (ii) the cash collateralization of all Letters of Credit in accordance with the Credit Agreement.

Patent Licenses means all agreements, whether written or oral, providing for the grant by or to any Obligor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 5.

Patents means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 5, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5, and (c) all rights to obtain any reissues or extensions of the foregoing.

Pledged Equity means the equity interests listed on Schedule 1, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Obligor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Capital Securities of any class of any foreign Subsidiary be required to be pledged hereunder.

Pledged Notes means all promissory notes listed on Schedule 1, all Inter-Company Notes at any time issued to any Obligor and all other promissory notes issued to or held by any Obligor (other than (a) promissory notes issued in connection with extensions of trade credit by any Obligor in the ordinary course of business and (b) any individual promissory note which is less than $100,000 in principal amount, up to an aggregate of $500,000 for all such promissory notes excluded under this clause (b)).

Proceeds means all “proceeds” (as such term is defined in the UCC) and, in any event, shall include (a) all insurance proceeds, including without limitation insurance proceeds payable on account of business interruption and (b) all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Investment Property.

Receivable means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

Secured Obligations means, collectively, (a) the Borrower Obligations, (b) the Guarantor Obligations and (c) all other Obligations, now existing or hereafter arising pursuant to the Loan Documents, owing from any Loan Party to any Lender or the Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

Securities Act means the Securities Act of 1933, as amended.

Trademarks means (a) all trademarks, trade names, corporate names, the Obligors’ names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5, and (b) the right to obtain all renewals thereof.

Trademark Licenses means, collectively, each agreement, whether written or oral, providing for the grant by or to any Obligor of any right to use any Trademark, including any of the foregoing referred to in Schedule 5.

UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

SECTION 2 GUARANTY.

2.1 Guaranty. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guarantied by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Agent or any Lender hereunder.

(d) The guaranty contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(e) No payment made by the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable, jointly and severally, unconditionally and irrevocably, for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Paid in Full.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Lenders, and each Guarantor shall remain liable to the Agent and the Lenders for the full amount guarantied by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by the Agent or any Lender for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Agent may determine.

2.4 Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders or all the Lenders, as the case may be) may deem advisable from time to time. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

The Agent or any Lender may, from time to time, at its sole discretion and without notice to any Related Party (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not the Agent or such Lender shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.5 Waivers. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Agent or any Lender upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between any of the Related Parties, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon any of the Related Parties with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

2.6 Payments. Each Guarantor hereby guaranties that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the office of the Agent specified in the Credit Agreement.

2.7 Designated Senior Indebtedness. The indebtedness evidenced by this Agreement, including without limitation the guaranty contained in this Section 2, shall at all times constitute “Designated Senior Indebtedness” as such term is defined in each of the Credit Agreement, the 2004 Indenture and the 2008 Indenture, and the holder of this Agreement shall be entitled to all rights, privileges and benefits of a holder of Designated Senior Indebtedness set forth in each of the Credit Agreement, the 2004 Indenture and the 2008 Indenture, without limitation or condition of any kind.

SECTION	3 GRANT OF SECURITY INTEREST.

3.1. Grant. Each Obligor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Lenders and (to the extent provided herein) their Affiliates, a continuing security interest in all of its Collateral, whether now existing or hereafter arising, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations or the Guarantor Obligations, as the case may be.

3.2 No Assignment of Intellectual Property. The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral is not to be construed as an assignment of any Intellectual Property

SECTION	4 REPRESENTATIONS AND WARRANTIES.

To induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Obligor jointly and severally hereby represents and warrants to the Agent and each Lender that:

4.1 Title; No Other Liens. Except for Permitted Liens, the Obligors own each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to the Agent.

4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings, delivery of the certificated Pledged Equity with endorsements, and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on Schedule 2, have been delivered to the Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the ratable benefit of the Lenders, as collateral security for each Obligor’s Obligations, enforceable in accordance with the terms hereof against all creditors of each Obligor and any Persons purporting to purchase any Collateral from each Obligor (except in connection with purchases otherwise permitted by this Agreement) and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens for which priority is accorded under applicable law. The filings, deliveries and other actions specified on Schedule 2 constitute all of the filings, deliveries and other actions necessary to perfect all security interests granted hereunder.

4.3 Obligor Information. On the date hereof, Schedule 3 sets forth (a) each Obligor’s jurisdiction of organization, (b) the location of each Obligor’s chief executive office, (c) each Obligor’s exact legal name as it appears on its organizational documents and (d) each Obligor’s organizational identification number (to the extent an Obligor is organized in a state which assigns such numbers). As of the Closing Date, no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any trade name not disclosed on Schedule 3 attached hereto.

4.4 Collateral Locations. On the date hereof, Schedule 4 sets forth (a) each place of business of each Obligor (including its chief executive office), (b) all locations where all Inventory and the Equipment owned by each Obligor is kept, except with respect to Inventory and Equipment with a fair market value of less than $500,000 (in the aggregate for all Obligors) which may be located at other locations and (c) whether each such Collateral location and place of business (including each Obligor’s chief executive office) is owned or leased. No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.5 Certain Property. As of the Closing Date, none of the Collateral constitutes, or is the Proceeds of, (a) as-extracted collateral, consumer goods, farm products, manufactured homes or standing timber (each as defined in the UCC), (b) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for personal vehicles owned by the Obligors and used by employees of the Obligors in the ordinary course of business with an aggregate fair market value of less than $500,000 (in the aggregate for all Obligors), and (c) material contracts, agreements or licenses which are non-assignable by their terms, or as a matter of law, or which prevent the granting of a security interest therein such that the unenforceability of such contracts, agreements or licenses in the aggregate would or would reasonably be expected to have a Material Adverse Effect.

4.6 Investment Property. (a) The Pledged Equity pledged by each Obligor hereunder constitute all the issued and outstanding Capital Securities of each class of each Issuer owned by such Obligor or, in the case of any foreign Subsidiary, 65% of all issued and outstanding Capital Securities of each class of such foreign Subsidiary.

(b) All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable. None of the Pledged Equity is subject to the preemptive rights of any other Person. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Equity of any Obligor.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(d) Schedule 1 lists all Investment Property owned by each Obligor. Each Obligor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

4.7 Receivables. (a) No material amount payable to any Obligor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

(b) No obligor on any Receivable is a Governmental Authority.

(c) The amounts represented by such Obligor to the Lenders from time to time as owing to such Obligor in respect of the Receivables (to the extent such representations are required by any of the Loan Documents) will at all such times be accurate.

(d) Each Receivable (i) and the papers and documents relating thereto are genuine and in all material respects what they purport to be and (ii) arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to the account debtor named therein.

(e) No surety bond was required or given in connection with any Receivable of an Obligor or the contracts or purchase orders out of which such Receivable arose.

(f) The right to receive payment under each Receivable is assignable except to the extent the assignment of any such right to payment is prohibited or limited by applicable law, regulations, administrative guidelines or contract.

4.8 Intellectual Property. (a) Schedule 5 lists all Intellectual Property owned by each Obligor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property owned by any Obligor is valid, subsisting, unexpired and enforceable, and has not been abandoned.

(c) Except as set forth in Schedule 5, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Obligor is the licensor or franchisor.

(d) Except as set forth in Schedule 5, no holding, decision or judgment has been rendered by any governmental authority against any Obligor or its predecessors in interest or, any third party, which would limit, cancel or question the validity of any Intellectual Property of any Obligor.

(e) Except as set forth in Schedule 5, no action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property of any Obligor.

(f) All applications pertaining to the Intellectual Property of each Obligor have been duly and properly filed, all registrations or letters patent pertaining to such Intellectual Property have been duly and properly filed and issued and all such Intellectual Property is valid and enforceable.

(g) Except as permitted under the Credit Agreement or this Agreement, no Obligor has made any assignment or agreement in conflict with the security interest in the Intellectual Property of each Obligor hereunder.

(h) Each Obligor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Obligor, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

4.9 Depositary and Other Accounts. All depositary and other accounts maintained by each Obligor are described on Schedule 6 hereto, which description includes for each such account the name of the Obligor maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

4.10 Consents. Except (i) as set forth on Schedule 2, (ii) consents, authorizations, filings or other actions which have been obtained or made, and (iii) consents, authorizations, filings or other actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required (A) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor or (B) for the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 5.1) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or the exercise by the Agent of the rights and remedies provided for in this Agreement.

4.11 Equipment. With respect to each Obligor’s equipment that is material to its business, all such equipment is in normal operating condition and repair, ordinary wear and tear alone excepted (subject to casualty events), and is suitable for the uses to which it is customarily put in the conduct of such Obligor’s business.

4.12 Restrictions on Security Interest. None of the Obligors is party to any material license or any material lease that contains legally enforceable restrictions on the granting of a security interest therein.

SECTION	5 COVENANTS.

Each Obligor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company shall not be required to deliver to the Agent any of the Pledged Notes set forth on Schedule 1 other than the Pledged Note issued by EasyLink Services Corporation.

5.2 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Obligor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Obligor will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Obligor and such other reports in connection therewith as the Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Obligor, such Obligor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

5.3 Changes in Locations, Name, etc. Such Obligor shall not, except upon 30 days’ prior written notice to the Agent and delivery to the Agent of (a) all additional financing statements and other documents reasonably requested by the Agent as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:

(i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4; provided, that up to $500,000 (in the aggregate for all Obligors) in fair market value of any such Inventory and Equipment may be kept at other locations;

(ii) change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its name, identity or corporate structure.

5.4 Notices. Such Obligor will advise the Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

5.5 Investment Property. (a) If such Obligor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Obligor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Obligor to the Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Obligor and with, if the Agent so requests, signature guarantied, to be held by the Agent, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Obligor, such Obligor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Obligor, as additional Collateral for the Secured Obligations.

(b) Without the prior written consent of the Agent, such Obligor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Obligor or the Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) In the case of each Obligor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to such Obligor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 regarding the Investment Property issued by it.

5.6 Receivables. (a) Other than in the ordinary course of business consistent with its past practice and in amounts which are not material to such Obligor, such Obligor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Obligor will deliver to the Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables for all Obligors.

5.7 Intellectual Property. (a) Such Obligor (either itself or through licensees) will (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Obligor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.

(c) Such Obligor (either itself or through licensees) (i) will employ each Copyright material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Obligor will not (either itself or through licensees) do any act, or knowingly omit to do any act, whereby any material portion of such Copyright may fall into the public domain.

(d) Such Obligor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(e) Such Obligor will notify the Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Obligor’s ownership of, or the validity of, any material Intellectual Property or such Obligor’s right to register the same or to own and maintain the same.

(f) Whenever such Obligor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Obligor shall report such filing to the Agent concurrently with the next delivery of financial statements of the Company and its Subsidiaries pursuant to Section 10.1 of the Credit Agreement. Upon the request of the Agent, such Obligor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Obligor relating thereto or represented thereby.

(g) Such Obligor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

(h) In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Obligor shall (i) take such actions as such Obligor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Agent after it learns thereof and, to the extent, in its reasonable judgment, such Obligor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.8 Depositary and Other Deposit Accounts. Each Obligor shall maintain all of its principal deposit accounts with the Agent and the Lenders, or any of them. No Obligor shall open any depositary or other deposit accounts unless such Obligor shall have given the

Agent 10 days’ prior written notice of its intention to open any such new deposit accounts. The Obligors shall deliver to the Agent a revised version of Schedule 6 showing any changes thereto within 5 days of any such change. Each Obligor hereby authorizes the financial institutions at which such Obligor maintains a deposit account to provide the Agent with such information with respect to such deposit account as the Agent may from time to time reasonably request, and each Obligor hereby consents to such information being provided to the Agent. Each Obligor will, upon the Agent’s request, cause each financial institution at which such Obligor maintains a depositary or other deposit account to enter into a bank agency or other similar agreement with the Agent and such Obligor, in form and substance satisfactory to the Agent, in order to give the Agent “control” (as defined in the UCC) of such account.

5.9 Other Matters.

(a) If any Obligor shall cause to be delivered Inventory or other property in excess of $50,000 in fair market value to any bailee after the Closing Date, such Obligor shall use reasonable efforts to cause such bailee to sign a Collateral Access Agreement. Such requirement may be waived at the option of the Agent. If any Obligor shall lease any real property or facilities and the value of tangible property of such Obligor located at such leased real property is in excess of $5,000,000 in fair market value after the Closing Date, such Obligor shall use reasonable efforts to cause the landlord in respect of such leased property or facilities to sign a Collateral Access Agreement. Such requirement may be waived at the option of the Agent.

(b) Each Obligor authorizes the Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of such Obligor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Obligor agrees to furnish any such information to the Agent promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by the Agent on behalf of any Obligor and may be filed at any time in any jurisdiction. Each Obligor shall also execute and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents) as the Agent may reasonably request and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure to the Agent its security interests hereunder, (including (A) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Annex 5.9(b)-1 attached hereto, (B) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Annex 5.9(b)-2 attached hereto and (C) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Annex 5.9(b)-3) attached hereto), (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Agent of its rights and interests hereunder.

(c) Each Obligor shall, at any time and from time and to time, take such steps as the Agent may reasonably request for the Agent (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Agent, of any bailee having possession of any of the

Collateral, stating that the bailee holds such Collateral for the Agent, (ii) to obtain “control” of any Letter-of-Credit Rights, or Electronic Chattel Paper (as “control” for such items is defined by the UCC), with any agreements establishing control to be in form and substance reasonably satisfactory to the Agent, and (iii) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Collateral and of the preservation of its rights therein. If any Obligor shall at any time, acquire a Commercial Tort Claim in excess of $1,000,000, such Obligor shall promptly notify the Agent thereof in writing and supplement Schedule 7, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Agent, such Obligor shall be deemed to thereby grant to the Agent (and such Obligor hereby grants to the Agent) a security interest and lien in and to such Commercial Tort Claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

(d) Without limiting the generality of the foregoing, if any Obligor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Obligor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent “control” under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record.

(e) No Obligor shall enter into any material contracts or agreements which are non-assignable to the Agent or the Lenders by their terms or which prevent the granting of a security interest to the Agent or the Lenders.

SECTION 6 REMEDIAL PROVISIONS.

6.1 Certain Matters Relating to Receivables. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Obligor shall furnish all such assistance and information the Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Agent’s request and at the expense of the relevant Obligor, such Obligor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) The Agent hereby authorizes each Obligor to collect such Obligor’s Receivables, and the Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Obligor, (i) shall be forthwith (and, in any event, within 2 Business Days) deposited by such Obligor in the exact form received, duly indorsed by such Obligor to the Agent if required, in a collateral account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Obligor in trust for the Agent and the Lenders, segregated from other funds of such Obligor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at the Agent’s request, each Obligor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Obligors Remain Liable. (a) The Agent, in its own name or in the name of others, may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Obligor shall notify obligors on the Receivables that the Receivables have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent.

(c) Anything herein to the contrary notwithstanding, each Obligor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating thereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of any Obligor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) For the purpose of enabling the Agent to exercise rights and remedies under this Agreement, each Obligor hereby grants to the Agent, for the benefit of the Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Obligor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.3 Investment Property. (a) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Obligor of the Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Obligor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit

Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the relevant Obligor or Obligors, (i) the Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Obligor or the Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Obligor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Obligor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Obligor hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Obligor, and each Obligor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to the Agent.

6.4 Proceeds to be Turned Over to Agent. In addition to the rights of the Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Obligor consisting of cash, checks and other cash equivalent items shall be held by such Obligor in trust for the Agent and the Lenders, segregated from other funds of such Obligor, and shall, forthwith upon receipt by such Obligor, be turned over to the Agent in the exact form received by such Obligor (duly indorsed by such Obligor to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in a collateral account maintained under its sole dominion and control. All Proceeds, while held by the Agent in any collateral account (or by such Obligor in trust for the Agent and the Lenders) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. At such intervals as may be agreed upon by the Company and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, the Agent may apply all or any part of the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as the Agent shall determine in its discretion.

6.6 UCC and Other Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Obligor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Obligor, which right or equity is hereby waived and released. Each Obligor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Obligor’s premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including Attorney Costs to the payment in whole or in part of the Secured Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to any Obligor. To the extent permitted by applicable law, each Obligor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to Section 6.6, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Obligor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Obligor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Obligor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Obligor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Obligor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Obligor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Obligor, and such Obligor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8 Waiver; Deficiency. Each Obligor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. Each Obligor shall remain jointly and severally liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

SECTION 7 THE AGENT.

7.1 Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Obligor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Obligor and in the name of such Obligor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Obligor hereby gives the Agent the power and right, on behalf of and at the expense of such Obligor, without notice to or assent by such Obligor, to do any or all of the following:

(i) in the name of such Obligor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Obligor relating thereto or represented thereby;

(iii) discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Obligor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as the Agent may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Obligor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Obligor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Obligor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Obligor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Agent. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent or any Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Obligor for any act or failure to act hereunder.

7.3 Authority of Agent. Each Obligor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Obligors, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8 MISCELLANEOUS.

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 15.1 of the Credit Agreement.

8.2 Notices. Each Obligor hereby appoints the Company as its agent to receive notices hereunder. All notices, requests and demands to or upon the Agent or any Obligor shall be addressed to the Agent and the Company, respectively, and effected in the manner provided for in Section 15.3 of the Credit Agreement.

8.3 Indemnification by Obligors. THE OBLIGORS, JOINTLY AND SEVERALLY, HEREBY AGREE TO INDEMNIFY, EXONERATE AND HOLD AGENT AND EACH LENDER PARTY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, INCURRED BY THE AGENT OR LENDERS OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF EQUITY INTERESTS, PURCHASE OF ASSETS (INCLUDING THE RELATED TRANSACTIONS) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY RELATED PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY RELATED PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY RELATED PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY AGENT OR ANY OF THE LENDERS, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE AGENT’S OR APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH OBLIGOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF ALL SECURED OBLIGATIONS (AND TERMINATION OF ALL COMMITMENTS UNDER THE CREDIT AGREEMENT), ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

8.4 Enforcement Expenses. (a) Each Obligor agrees, on a joint and several basis, to pay or reimburse on demand each Lender and the Agent for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred in collecting against any Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

(b) Each Obligor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The agreements in this Section 8.4 shall survive repayment of (and shall be) all Secured Obligations (and termination of all commitments under the Credit Agreement), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.5 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.6 Nature of Remedies. All Secured Obligations of each Obligor and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.7 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page.

8.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.9 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by any Obligor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Lenders.

8.10 Successors; Assigns. This Agreement shall be binding upon the Obligors, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Obligors, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Obligor may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Agent.

8.11 Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.12 Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OBLIGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.13 Waiver of Jury Trial. EACH OBLIGOR, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.14 Set-off. Each Obligor agrees that the Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Obligor agrees that at any time any Event of Default exists, the Agent and each Lender may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Obligor then or thereafter with the Agent or such Lender.

8.15 Acknowledgements. Each Obligor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Agent nor any Lender has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Obligors, on the one hand, and the Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Obligors and the Lenders.

8.16 Additional Obligors. Each Related Party that is required to become a party to this Agreement pursuant to Section 10.10(d) of the Credit Agreement shall become an Obligor for all purposes of this Agreement upon execution and delivery by such Related Party of a joinder agreement in the form of Annex I hereto.

8.17 Releases. (a) At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all Obligations (other than those expressly stated to survive such termination) of the Agent and each Obligor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Obligors. At the request and sole expense of any Obligor following any such termination, the Agent shall deliver to the Obligors any Collateral held by the Agent hereunder, and execute and deliver to the Obligors such documents as the Obligors shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Credit Agreement, then the Agent, at the request and sole expense of such Obligor, shall execute and deliver to such Obligor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement, including without limitation Section 6.2.2 thereof, and the other Loan Documents.

8.18 Obligations and Liens Absolute and Unconditional. All rights of Agent and each Lender and security interests granted under this Agreement and all Secured Obligations of each Obligor under this Agreement shall be absolute and unconditional irrespective of:

(a) Any lack of validity or enforceability of the Credit Agreement or any of the other Loan Documents or any other agreement or instrument relating to any of the foregoing; or

(b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any of the other Loan Documents; or

(c) Any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

(d) Any law, regulation or order of any jurisdiction affecting any term of any of the Secured Obligations or the Agent’s or any Lender’s rights with respect to any of the Secured Obligations; or

(e) Any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the Secured Obligations or of this Agreement.

Without limiting the generality of the foregoing:

(a) The Agent is hereby authorized, without notice to or demand upon any Obligor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the Secured Obligations of any Obligor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

(i) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Secured Obligations or the Loan Documents, or any portion thereof, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the Credit Agreement and the other Loan Documents) now or hereafter executed by the any one or more of the Related Parties or any other guarantor and delivered to the Agent or any Lender, including, without limitation, any increase or decrease of the rate of interest thereon;

(ii) waive or otherwise consent to noncompliance with any provision of any agreement, document or instrument (including, without limitation, the Credit Agreement and the other Loan Documents) evidencing or in respect of the Secured Obligations, or any part thereof, now or hereafter executed by any one or more of the Related Parties or any other guarantor and delivered to the Agent;

(iii) accept partial payments on the Secured Obligations;

(iv) receive, take and hold security or collateral for the payment or performance of the Secured Obligations, or any part thereof, or for the payment and performance of any guaranties of all or any part of the Secured Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such security or collateral;

(v) apply any and all such security or collateral and direct the order or manner of sale thereof as the Agent may determine in its sole discretion;

(vi) settle, release, compromise, collect or otherwise liquidate the Secured Obligations, or any part thereof, or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Secured Obligations, or any part thereof, or any other guaranty therefor, in any manner;

(vii) add, release or substitute any one or more guarantors, makers or endorsers of all or any part of the Secured Obligations, and otherwise deal with the any one or more of the Related Parties or any other guarantor, maker or endorser as the Agent may elect in its sole discretion;

(viii) apply any and all payments or recoveries from any one or more of the Related Parties or any other guarantor, maker or endorser of all or any part of the Secured Obligations, to the Secured Obligations in such order as the Agent in its sole discretion may determine, whether any or all of the Secured Obligations are secured or unsecured or guaranteed or not guaranteed by others; and

(ix) apply any and all payments or recoveries from any one or more of the Related Parties or any guarantor, maker or endorser of all or any part of the Secured Obligations, or sums realized from security furnished by any of them upon any of their indebtedness or Secured Obligations to the Agent as the Agent in its sole discretion may determine, whether or not such indebtedness or Secured Obligations relate to the Secured Obligations; and

(b) Each Obligor hereby agrees that its obligations under this Agreement are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

(i) the invalidity or unenforceability of any security for or guaranty of all or any part of the Secured Obligations or of any promissory note or other agreement, document or instrument (including, without limitation, the Credit Agreement and the Loan Documents) evidencing or in respect of all or any part of the Secured Obligations, or the lack of perfection or continuing perfection or failure of priority of any security for all or any part of the Secured Obligations or any guaranty therefor;

(ii) the absence of any attempt to collect the Secured Obligations, or any portion thereof, from any one or more of the Related Parties or any other guarantor or other action to enforce the same;

(iii) any failure by the Agent to acquire, perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for all or any part of the Secured Obligations or any guaranty therefor;

(iv) any election by Agent in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. § 101, et seq.) (the “Bankruptcy Code”);

(v) any borrowing or grant of a security interest by any one or more of the Related Parties or any other guarantor, as debtor-in-possession, or extension of credit, under the Bankruptcy Code;

(vi) the disallowance, under the Bankruptcy Code, of all or any portion of the Agent’s or any Lender’s claim(s) for repayment of the Secured Obligations;

(vii) any use of cash collateral under the Bankruptcy Code;

(viii) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

(ix) the avoidance of any lien or security interest in favor of the Agent for any reason;

(x) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any one or more of the Related Parties or any other guarantor, maker or endorser, including without limitation, any discharge of, or bar or stay against collecting or accelerating, all or any part of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding;

(xi) any failure by the Agent to file or enforce a claim against any one or more of the Related Parties or any other guarantor or any other Person or their estates in any bankruptcy or insolvency case or proceeding;

(xii) any action taken by the Agent that is authorized by this Agreement; or

(xiii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

(c) Until such time as the Secured Obligations have been performed and paid in full and the Credit Agreement and the other Loan Documents have been terminated, each Obligor hereby irrevocably waives and releases each Related Party and any other Person from all “claims” (as defined in Section 101 of the Bankruptcy Code) to which such Obligor is or would at any time be entitled by virtue of its obligations under this Agreement, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right against such Related Party or any other Person. Each Obligor further waives:

(i) any requirements of diligence or promptness on the part of the Agent;

(ii) presentment, demand for payment or performance and protest and notice of protest with respect to the Secured Obligations or any guaranty with respect thereto;

(iii) notices (A) of nonperformance, (B) of acceptance of this Agreement, (C) of default in respect of the Secured Obligations, (D) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to any one or more of the Related Parties or otherwise, (E) that the principal amount, or any portion thereof, and/or any interest on any document or instrument evidencing all or any part of the Secured Obligations is due, (F) of any and all proceedings to collect from any one or more of the Related Parties, any maker, endorser or any other guarantor of all or any part of the Secured Obligations, or from anyone else, and (G) of the exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of the Secured Obligations or any guaranty therefor;

(iv) any right to require the Agent to (A) proceed first against any one or more of the Related Parties, any other guarantor or any other Person whatsoever, (B) proceed against or exhaust any security given to or held by the Agent in connection with the Secured Obligations, or (C) pursue any other remedy in the Agent’s power whatsoever;

(v) any defense arising by reason of (A) any disability or other defense of any one or more of the Related Parties or any other guarantor, (B) the cessation from any cause whatsoever of the liability of any one or more of the Related Parties or any other guarantor (other than by full payment and performance of the Secured Obligations and the termination of the Credit Agreement and the other Loan Documents), or (C) any act or omission of the Agent or others which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of any one or more of the Related Parties or any other guarantor or any security given to or held by the Agent in connection with the Secured Obligations; and

(vi) the benefit of any statute of limitations affecting the Secured Obligations or any Obligor’s liability hereunder or the enforcement hereof.

(d) Each Obligor hereby assumes responsibility for keeping itself informed of the financial condition of the Company and the other Related Parties, of any and all endorsers and/or other guarantors of all or any part of the Secured Obligations and of all other circumstances bearing upon the risk of nonpayment and nonperformance of the Secured

Obligations, or any part thereof, and such Obligor hereby agrees that neither the Agent nor any Lender shall have any duty to advise such Obligor of information known to the Agent regarding such condition or any such circumstances. In the event the Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to such Obligor, the Agent shall not have any obligation (i) to undertake any investigation of any Related Party, whether or not a part of its regular business routine, (ii) to disclose to any Related Party any information party which the Agent wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to any Related Party.

(e) Each Obligor consents and agrees that the Agent shall not be under any obligation to make any demand upon or pursue or exhaust any of its rights or remedies against any one or more of the Related Parties or any other guarantor or other Person with respect to the Secured Obligations, or to pursue or exhaust any of its rights or remedies with respect to any security therefor, or any direct or indirect guaranty thereof or any security for any such guaranty, or to marshal any assets in favor of such Obligor or against or in payment of any or all of the Secured Obligations or to resort to any security or any such guaranty in any particular order.

(f) All of the Agent’s and each Lender’s rights and remedies provided for herein, in the Credit Agreement and the other Loan Documents or otherwise available to the Agent or any Lender under applicable law, shall be cumulative and non-exclusive to the extent permitted by law. Without limiting the generality of the foregoing, to the extent permitted by applicable law, each Obligor hereby agrees that it will not invoke or utilize any law which might cause delay in or impede the enforcement of the rights under this Agreement or any of the Loan Documents.

8.19 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Obligor for liquidation or reorganization, should any Obligor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Obligor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[signature pages follow]

Each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

PTEK HOLDINGS, INC.

By:	/s/ L. Scott Askins
Title:	Senior Vice President – Legal and Secretary

AMERICAN TELECONFERENCING SERVICES, LTD.

By:	/s/ L. Scott Askins
Title:	Senior Vice President – Legal and Secretary

XPEDITE SYSTEMS, INC.

By:	/s/ L. Scott Askins
Title:	Senior Vice President – Legal and Secretary

XPEDITE SYSTEMS WORLDWIDE, INC.

By:	/s/ L. Scott Askins
Title:	Senior Vice President – Legal and Secretary

PTEK SERVICES, INC.

By:	/s/ L. Scott Askins
Title:	Senior Vice President – Legal and Secretary

PREMIERE CONFERENCING NETWORKS, INC.

By:	/s/ L. Scott Askins
Title:	Senior Vice President – Legal and Secretary

XPEDITE NETWORK SERVICES, INC.

By:	/s/ L. Scott Askins
Title:	Senior Vice President – Legal and Secretary

LASALLE BANK NATIONAL ASSOCIATION, as Agent

By:	/s/ James J. Hess
Title:	First Vice President